Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-182670) and on Form S-3 (No. 333-152700) of Tree.com, Inc. of our report dated March 17, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10‑K for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
March 17, 2014